Exhibit 99.1

AeroVironment Announces Fiscal 2024 Third Quarter Results

ARLINGTON, VA, March 4, 2024 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal third quarter ended January 27, 2024.

Third Quarter Highlights:

●	Record third quarter revenue of $186.6 million, up 39% year-over-year
●	Third quarter net income of $13.9 million and adjusted EBITDA of $28.8 million, increases of $14.6 million and $5.1 million, year-over-year, respectively
●	Funded backlog of $462.8 million as of January 27, 2024

“Once again, AeroVironment has delivered outstanding results, including a record for third quarter revenue that’s nearly 40% above the same period last fiscal year,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Solid bottom-line results, fueled by record demand and strong operating execution, have us on track for our best year ever. In addition, the Company continues to show tremendous growth in the Loitering Munition Systems segment, which delivered record revenue in the quarter.

With the increased global demand for our solutions, strong backlog and growing pipeline, AeroVironment remains well positioned for continued growth. As such, we are raising and narrowing our fiscal year revenue guidance for 2024 to between $700 million and $710 million, and we continue to anticipate double-digit revenue growth in fiscal year 2025.”

FISCAL 2024 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2024 was $186.6 million, an increase of 39% as compared to $134.4 million for the third quarter of fiscal 2023, reflecting higher product sales of $64.7 million, partially offset by lower service revenue of $12.5 million. From a segment standpoint, the year-over-year increase was due to revenue growth in Loitering Munitions Systems (“LMS”) of 140% and Unmanned Systems (“UMS”) of 23%, partially offset by a decrease in MacCready Works (“MW”) of 13%.

Gross margin for the third quarter of fiscal 2024 was $67.3 million, an increase of 48% as compared to $45.5 million for the third quarter of fiscal 2023, reflecting higher product margin of $20.1 million and higher service gross margin of $1.7 million. As a percentage of revenue, gross margin increased to 36% from 34%, primarily due to an increase in the proportion of product revenue to total revenue, partially offset by an unfavorable product mix. Gross margin was favorably impacted by a decrease in depreciation charges for in-service assets of $5.3 million related to the closure of COCO site locations during fiscal year 2023. Gross margin was negatively impacted by $4.0 million of intangible amortization expense and other related non-cash purchase accounting expenses in the third quarter of fiscal 2024 as compared to $3.3 million in the third quarter of fiscal 2023.

Income from operations for the third quarter of fiscal 2024 was $14.3 million as compared to $4.6 million for the third quarter of last fiscal year. The increase year-over-year was primarily due higher gross margin of $21.8 million, partially offset by increases in research and development (“R&D”) expense of $9.0 million and selling, general and administrative (“SG&A”) expense of $3.1 million.

Other income, net, for the third quarter of fiscal 2024 was $0.9 million, as compared to other loss, net of $5.4 million for the third quarter of last fiscal year. The increase in other income, net was primarily due to increases in net unrealized gains on investment holdings and interest income and a decrease in interest expense.

Provision for income taxes for the third quarter of fiscal 2024 was $1.3 million, as compared to a benefit of $(0.5) million for the third quarter of last fiscal year. The increase in provision for income taxes was primarily attributable to an increase in income before income taxes.

Net income attributable to AeroVironment for the third quarter of fiscal 2024 was $13.9 million, or $0.50 per diluted share, as compared to net loss attributable to AeroVironment of $(0.7) million, or $(0.03) per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2024 was $28.8 million and non-GAAP earnings per diluted share were $0.63, as compared to $23.7 million and $0.33, respectively, for the third quarter of fiscal 2023.

BACKLOG

As of January 27, 2024, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $462.8 million, as compared to $424.1 million as of April 30, 2023.

FISCAL 2024 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2024, the Company now expects revenue of between $700 million and $710 million, net income of between $51 million and $55 million, Non-GAAP adjusted EBITDA of between $122 million and $127 million, earnings per diluted share of between $1.86 and $2.00 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $2.69 and $2.83.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Monday, March 4, 2024, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI2e69517f68da41c0ade849312a1992e2

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the third quarter fiscal year 2024 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business, including the acquisition of Tomahawk Robotics; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 27,	January 28,	January 27,	January 28,
	2024	2023	2024	2023

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$155,923	$91,216	$421,173	$211,533
Contract services	30,655	43,179	98,568	142,962
	186,578	134,395	519,741	354,495
Cost of sales:
Product sales	99,486	54,866	240,126	127,210
Contract services	19,805	34,019	71,318	122,171
	119,291	88,885	311,444	249,381
Gross margin:
Product sales	56,437	36,350	181,047	84,323
Contract services	10,850	9,160	27,250	20,791
	67,287	45,510	208,297	105,114
Selling, general and administrative	27,826	24,746	79,800	70,302
Research and development	25,127	16,157	62,618	47,793
Income (loss) from operations	14,334	4,607	65,879	(12,981)
Other income (loss):
Interest expense, net	(114)	(2,810)	(4,072)	(6,722)
Other income (expense), net	1,004	(2,587)	(2,983)	(2,183)
Income (loss) before income taxes	15,224	(790)	58,824	(21,886)
Provision for (benefit from) income taxes	1,259	(531)	3,710	(8,382)
Equity method investment loss, net of tax	(80)	(417)	(1,494)	(2,190)
Net income (loss)	13,885	(676)	53,620	(15,694)
Net income attributable to noncontrolling interest	—	—	—	(45)
Net income (loss) attributable to AeroVironment, Inc.	$13,885	$(676)	$53,620	$(15,739)
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.50	$(0.03)	$1.99	$(0.63)
Diluted	$0.50	$(0.03)	$1.98	$(0.63)
Weighted-average shares outstanding:
Basic	27,907,568	25,012,412	26,957,061	24,906,977
Diluted	28,044,127	25,012,412	27,061,409	24,906,977

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 27,	April 30,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,694	$132,859
Accounts receivable, net of allowance for doubtful accounts of $88 at January 27, 2024 and $156 at April 30, 2023	53,236	87,633
Unbilled receivables and retentions	148,588	105,653
Inventories, net	161,384	138,814
Income taxes receivable	8,081	—
Prepaid expenses and other current assets	21,708	12,043
Total current assets	500,691	477,002
Long-term investments	21,282	23,613
Property and equipment, net	45,053	39,795
Operating lease right-of-use assets	28,904	27,363
Deferred income taxes	21,378	27,206
Intangibles, net	77,597	43,577
Goodwill	275,189	180,801
Other assets	10,205	5,220
Total assets	$980,299	$824,577
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,969	$31,355
Wages and related accruals	28,443	35,637
Customer advances	17,536	16,645
Current portion of long-term debt	7,500	7,500
Current operating lease liabilities	8,934	8,229
Income taxes payable	797	2,342
Other current liabilities	17,352	19,626
Total current liabilities	107,531	121,334
Long-term debt, net of current portion	31,292	125,904
Non-current operating lease liabilities	21,978	21,189
Other non-current liabilities	2,105	746
Liability for uncertain tax positions	2,705	2,705
Deferred income taxes	1,703	1,729
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at January 27, 2024 and April 30, 2023	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,136,735 shares at January 27, 2024 and 26,216,897 shares at April 30, 2023	4	4
Additional paid-in capital	593,228	384,397
Accumulated other comprehensive loss	(4,888)	(4,452)
Retained earnings	224,641	171,021
Total stockholders' equity	812,985	550,970
Total liabilities and stockholders’ equity	$980,299	$824,577

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	January 27,	January 28,
	2024	2023

	(Unaudited)
Operating activities
Net income (loss)	$53,620	$(15,694)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	24,969	48,109
Loss from equity method investments	1,494	2,190
Amortization of debt issuance costs	638	634
Provision for doubtful accounts	(67)	5
Reserve for inventory excess and obsolescence	11,668	3,787
Other non-cash expense, net	783	935
Non-cash lease expense	6,923	5,866
Loss on foreign currency transactions	54	38
Unrealized loss on available-for-sale equity securities, net	2,712	1,798
Deferred income taxes	(1,604)	(1,250)
Stock-based compensation	12,425	7,108
Loss on disposal of property and equipment	115	1,193
Amortization of debt securities discount	—	125
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	36,387	6,847
Unbilled receivables and retentions	(41,950)	(5,098)
Inventories	(31,901)	(43,111)
Income taxes receivable	(8,081)	(9,388)
Prepaid expenses and other assets	(15,896)	(3,114)
Accounts payable	(10,003)	7,789
Other liabilities	(15,321)	(157)
Net cash provided by operating activities	26,965	8,612
Investing activities
Acquisition of property and equipment	(13,901)	(10,116)
Equity method investments	(1,875)	(2,774)
Equity security investments	—	(5,100)
Acquisition of intangibles	(1,500)	—
Business acquisitions, net of cash acquired	(24,156)	(5,105)
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	—	(635)
Redemptions of available-for-sale investments	—	25,945
Purchases of available-for-sale investments	—	(1,326)
Net cash (used in) provided by investing activities	(41,432)	889
Financing activities
Principal payments of term loan	(95,000)	(22,500)
Holdback and retention payments for business acquisition	(500)	—
Payment of contingent consideration	(2,132)	—
Proceeds from shares issued, net of issuance costs	88,437	20,104
Payment of debt issuance costs	(37)	—
Tax withholding payment related to net settlement of equity awards	(1,370)	(853)
Exercise of stock options	—	868
Other	(19)	(21)
Net cash used in financing activities	(10,621)	(2,402)
Effects of currency translation on cash and cash equivalents	(77)	695
Net (decrease) increase in cash, cash equivalents, and restricted cash	(25,165)	7,794
Cash, cash equivalents and restricted cash at beginning of period	132,859	77,231
Cash, cash equivalents and restricted cash at end of period	$107,694	$85,025
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$15,195	$1,192
Interest	$5,850	$5,697
Non-cash activities
Issuance of common stock for business acquisition	$109,820	$—
Unrealized gain on available-for-sale investments, net of deferred tax expense of $0 for the nine months ended January 27, 2024 and January 28, 2023, respectively	$—	$(26)
Change in foreign currency translation adjustments	$(436)	$1,433
Issuances of inventory to property and equipment, ISR in-service assets	$—	$4,677
Acquisitions of property and equipment included in accounts payable	$2,519	$731

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended January 27, 2024
	UMS	LMS	MW	Total
Revenue:
Product sales	$104,522	$51,338	$63	$155,923
Contract services	8,768	6,320	15,567	30,655
	$113,290	$57,658	$15,630	$186,578

Segment adjusted income (loss) from operations	$20,417	$7,562	$(8,103)

	Three Months Ended January 28, 2023
	UMS	LMS	MW	Total
Revenue:
Product sales	$74,966	$16,203	$47	$91,216
Contract services	17,363	7,812	18,004	43,179
	$92,329	$24,015	$18,051	$134,395

Segment adjusted income (loss) from operations	$11,792	$(129)	$376

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023

Earnings (loss) per diluted share	$0.50	$(0.03)	$1.98	$(0.63)
Acquisition-related expenses	—	0.01	0.05	0.04
Amortization of acquired intangible assets and other purchase accounting adjustments	0.16	0.22	0.38	0.69
Equity method and equity securities investments activity, net	(0.03)	0.13	0.16	0.16
Earnings per diluted share as adjusted (Non-GAAP)	$0.63	$0.33	$2.57	$0.26

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in millions)	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
Net income (loss)	$13.9	$(0.7)	$53.6	$(15.7)
Interest expense, net	0.1	2.8	4.1	6.7
Provision for (benefit from) income taxes	1.3	(0.5)	3.7	(8.4)
Depreciation and amortization	9.6	15.8	25.0	48.1
EBITDA (Non-GAAP)	24.9	17.4	86.4	30.7
Stock-based compensation	4.2	2.7	12.4	7.1
Equity method and equity securities investments activity, net	(0.7)	3.2	4.2	4.0
Amortization of cloud computing arrangement implementation	0.5	0.1	0.9	0.4
Acquisition-related expenses	(0.1)	0.3	1.7	1.2
Adjusted EBITDA (Non-GAAP)	$28.8	$23.7	$105.6	$43.4

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2024
Forecast earnings per diluted share	$1.86 - 2.00
Acquisition-related expenses	0.05
Amortization of acquired intangible assets and other purchase accounting adjustments	0.54
Equity method and equity securities investments activity, net	0.24
Forecast earnings per diluted share as adjusted (Non-GAAP)	$2.69 - 2.83

Reconciliation of 2024 Forecast and Fiscal Year 2023 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2024	April 30, 2023
Net income (loss)	$51 - 55	$(176)
Interest expense, net	5	9
Provision for (benefit from) income taxes	3 - 4	(15)
Depreciation and amortization	36	100
EBITDA (Non-GAAP)	95 - 100	(82)
Amortization of cloud computing arrangement implementation	1	1
Stock-based compensation	17	11
Equity method and equity securities investments activity, net	7	3
Acquisition-related expenses	2	1
Goodwill impairment	—	156
Adjusted EBITDA (Non-GAAP)	$122 - 127	$90

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, goodwill impairment and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////

For additional media and information, please follow us

CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us